Exhibit (a)(5)(C)

Storyboard: Intercept Pharma | UWSO | Option Exchange Example (2021) Scene 1 (00m00s - 00m06s) Words on-screen: • Option Exchange Example Description: https://equitv.aon.com/viewer/Intercept21/UWSO/0717af6d50f7450c

Storyboard: Intercept Pharma | UWSO | Option Exchange Example (2021) Scene 2 - 3 (00m06s - 00m30s) Words on-screen: • Example • Note: This example uses hypothetical prices and exchange rates • Intercept’s Stock Price: $20 per share • Exercise Price: $60 ; Option Grants: 1,000 ; Exchange Ratio: 2:1 • Exercise Price: $80 ; Option Grants: 1,000 ; Exchange Ratio: 3:1 • Exercise Price: $100 ; Option Grants: 1,000 ; Exchange Ratio: 3:1 • UWSO: Option Exchange Example Script: As an example, using completely, hypothetical prices and exchange ratios, if Intercept stock is trading at $20, you may have options at $60, $80 and $100. If you had 1,000 option grants for each of the three prices, and if you were offered an exchange at 2-1 for the $60 option and 3-1 for the $80 and $100 options, would it be worth it?

Storyboard: Intercept Pharma | UWSO | Option Exchange Example (2021) Scene 4 (00m30s - 00m37s) Words on-screen: • Example • Note: This example uses hypothetical prices and exchange rates • Intercept’s Stock Price: $20 per share • Exercise Price: $60 ; Option Grants: 1,000 ; Exchange Ratio: 2:1 • Exercise Price: $80 ; Option Grants: 1,000 ; Exchange Ratio: 3:1 • Exercise Price: $100 ; Option Grants: 1,000 ; Exchange Ratio: 3:1 • 1,000 - $100 Options ; 333 - $20 Options • UWSO: Option Exchange Example Script: Would you trade 1,000, $100 options for 333, $20 options?

Storyboard: Intercept Pharma | UWSO | Option Exchange Example (2021) Scene 5 - 6 (00m37s - 00m46s) Words on-screen: • Example • Note: This example uses hypothetical prices and exchange rates • Intercept’s Stock Price: $20 per share • Exercise Price: $60 ; Option Grants: 1,000 ; Exchange Ratio: 2:1 • Exercise Price: $80 ; Option Grants: 1,000 ; Exchange Ratio: 3:1 • Exercise Price: $100 ; Option Grants: 1,000 ; Exchange Ratio: 3:1 • 1,000 - $60 Options ; 500 - $20 Options • UWSO: Option Exchange Example Script: What about 1,000, $60 options for 500, $20 options?

Storyboard: Intercept Pharma | UWSO | Option Exchange Example (2021) Scene 7 - 8 (00m46s - 00m54s) Words on-screen: • Example • Note: This example uses hypothetical prices and exchange rates • Intercept’s Stock Price: $20 per share • Exercise Price: $60 ; Option Grants: 1,000 ; Exchange Ratio: 2:1 • Exercise Price: $80 ; Option Grants: 1,000 ; Exchange Ratio: 3:1 • Exercise Price: $100 ; Option Grants: 1,000 ; Exchange Ratio: 3:1 • 1,000 - $60 Options ; 500 - $20 Options • UWSO: Option Exchange Example Script: Though it is certainly the better deal if the stock stays below $60, there is a break-even for each option that you need to be aware of, where your current option could be worth more than your exchanged option down the road.

Storyboard: Intercept Pharma | UWSO | Option Exchange Example (2021) Scene 9 - 10 (00m54s - 01m04s) Words on-screen: • Example • Note: This example uses hypothetical prices and exchange rates • Intercept’s Stock Price: $20 per share • Exercise Price: $60 ; Option Grants: 1,000 ; Exchange Ratio: 2:1 • Exercise Price: $80 ; Option Grants: 1,000 ; Exchange Ratio: 3:1 • Exercise Price: $100 ; Option Grants: 1,000 ; Exchange Ratio: 3:1 • You will have a new vesting schedule • Expiration: The new expiration may be shorter than your current grant • UWSO: Option Exchange Example Script: Also, the options will have a new vesting schedule and the new expiration may be shorter than your current grant, and those features might also affect your decision.

Storyboard: Intercept Pharma | UWSO | Option Exchange Example (2021) Scene 11 - 12 (01m04s - 01m10s) Words on-screen: • Example • This example provides a basic understanding of how exchanges work • Exercise Price: $60 ; Option Grants: 1,000 ; Exchange Ratio: 2:1 • Exercise Price: $80 ; Option Grants: 1,000 ; Exchange Ratio: 3:1 • Exercise Price: $100 ; Option Grants: 1,000 ; Exchange Ratio: 3:1 • You will have a new vesting schedule • Expiration: The new expiration may be shorter than your current grant • UWSO: Option Exchange Example Script: Though your exchange will look different than this example, this provides a basic understanding of how they work.

Storyboard: Intercept Pharma | UWSO | Option Exchange Example (2021) Scene 13 (01m10s - 01m25s) Words on-screen: • The Tender Offering • Intercept’s Option Exchange Program Overview • Click on any of the videos linked above to learn more. • UWSO: Option Exchange Example Script: For more on the tender offering, click here. To view the overview again, click here.